EXHIBIT 4.2

SECURITY AND ROYALTY AGREEMENT

This SECURITY AND ROYALTY AGREEMENT (this “Security Agreement”), dated March 17, 2025, is made and granted by 2323414 Alberta Ltd. (“Subsidiary”) and CannaPharmaRX, Inc., a Delaware corporation (the “Grantor”), in favor of Elliot Zemel, or his assigns (“Secured Party”).

RECITALS

A. The parties have entered into that certain Amended and Restated Lease dated March 17, 2025 (the “Lease”) whereby Subsidiary will occupy as Tenant certain property owned by the Landlord, Formosa Mountain Ltd. (“Landlord”). Under the Lease, the Grantor is a guarantor of the amounts due from the Subsidiary to Formosa. The Secured Party is the beneficial owner of the Landlord. Capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Lease.

B. The previous lease included a provision for the payment of certain royalty payments as “Percentage Rent” to the Landlord. In connection with entering into the Lease, the parties are eliminating the Percentage Rent payment and revising it with royalty payments due to the Secured Party to provide the Subsidiary and Grantor more flexibility for payment of amounts due under the Lease.

C. Consistent with the Lease and as security against future payments due under the Lease, the Grantor is issuing to the Secured Party this Security Agreement as an inducement for the Secured Party to cause the Landlord to enter into the Lease. In which case, Grantor has agreed to grant to the Secured Party a security interest in all of the following assets of the Grantor, according to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in order to induce Secured Party to accept the Lease and for other good and valuable consideration (including the Purchase Price under the Lease), the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

1. Defined Terms. The following terms shall have the following meanings when used by the Parties in this Security Agreement:

1.1. “Act” shall have the meaning assigned to such term in Section 6.2.

1.2. “Bankruptcy Code” means Title XI of the United States Code.

1.3. “Collateral” shall have the meaning assigned to such term in Section 2.

1.4. “Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

1.5. “Permitted Liens” means (a) Liens for taxes, fees, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) are being contested in good faith by appropriate proceedings, (b) the interests of lessors under operating leases, (c) purchase money Liens or the interests of lessors under capital leases and so long as such Liens attach only to the assets leased, (d) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, and any other industry-related Liens incurred in the ordinary course of business of Grantor and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are being contested in good faith by appropriate proceedings, (e) Liens on amounts deposited in connection with obtaining worker’s compensation or other unemployment insurance, (f) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (g) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of Grantor, (h) any Liens granted to a commercial lender, bank, financial institution or provider of venture debt or equipment financing pursuant to an arms-length negotiated agreement with respect to indebtedness, approved by Grantor’s manager or officers, and (i) any Liens identified as “Permitted Liens”.

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1.6. “Person” means an individual, corporation, partnership, limited liability company, unincorporated association, trust, joint venture or other organization or entity.

1.7. “Secured Obligations” means (a) the obligation of Grantor to repay Secured Party all amounts owed pursuant to the Lease and the Subsidiary to pay all amounts due under the Lease, including, without limitation, all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy) the Lease and any default penalties or interest under the Lease and (b) the obligation of Grantor to pay any reasonable fees, costs and expenses incurred by the Secured Party in connection with enforcing its rights under the Lease or this Security Agreement.

1.8. “Security Agreement” means this Security Agreement and all schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

1.9. “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of Delaware (and each reference in this Security Agreement to an Article thereof (denoted as a Division of the UCC as adopted and in effect in the State of Delaware shall refer to that Article (or Division, as applicable) as from time to time in effect); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

2. Royalty and Payment.

(a) In addition to the Basic Rent (as defined in the Lease), so long as Subsidiary or Grantor owe Landlord, Koze Investments LLC, Secured Party, or any of their affiliates, any amounts of money, Subsidiary (or Grantor on Subsidiary’s behalf, or vice versa) shall also pay, without prior notice or demand, Secured Party Royalty (“Secured Party Royalty”) in an amount equal to $0.20 CAD per gram sold. This payment shall be made monthly at the beginning of the month for the previous month and shall be subject to audit at Subsidiary’s sole expense. Should any audit reveal any inconsistencies, Subsidiary or Grantor shall reconcile and make payment within seventy-two (72) hours.

(b) If payment of the Secured Party Royalty set forth in (a) above is not made pursuant to the provisions thereof, the Secured Party Royalty amount shall increase to $0.40 CAD per gram sold. Once all amounts due to Landlord, Koze Investments LLC, Secured Party, and their affiliates have been paid in full or no longer exist, the Secured Party Royalty shall no longer be due. Payment of the Secured Party Royalty shall not be construed in any way to reduce or eliminate the Secured Obligations. The Secured Royalty Payment is in addition to the Secured Obligations of the Grantor and Subsidiary.

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3. Default. A “Default” under this Agreement shall exist upon the failure of the Subsidiary to pay the Basic Rent or Secured Party Royalty as set forth herein or in the Lease for (i) three (3) consecutive months; or (ii) any four (4) months in any rolling six (6) month period.

4. Grant of Security Interest. As collateral security for the full, prompt, complete and final payment and performance when due of all the Secured Obligations and in order to induce Secured Party to accept the Secured Obligations pursuant to the terms of the Lease, Grantor hereby grants to Secured Party a security interest in all of Grantor’s right, title and interest in and to all equity or incidents ownership in and to the Subsidiary, whether now owned or hereafter acquired, and wherever located, and to the extent not already covered by the foregoing language (all of which being collectively referred to herein as the “Collateral”).

5. Representations and Warranties. Grantor hereby represents and warrants to Secured Party that, as of the Closing:

5.1 Ownership of Collateral. Grantor is the sole legal owner of the Collateral in which it purports to grant a security interest hereunder.

5.2 Clear Title to Collateral. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except, (i) in connection with Permitted Liens and (ii) such as may have been filed by Grantor in favor of Secured Party or its affiliates pursuant to this Security Agreement or any other agreement between the Grantor and the Secured Party and its affiliates.

5.3 Legal and Valid Security Interest. This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which each Grantor now has rights.

5.4 Location of Collateral. Grantor’s taxpayer identification number is, and chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof or in the notice provisions of the Lease (subject to any reasonable relocation by the Grantor).

5.5 Authority to Bind Subsidiary. Grantor has the authority to bind the Subsidiary and to assume repayment obligations of the Subsidiary under the Lease.

6. Covenants. Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

6.1 Disposition of Collateral. Grantor shall not, nor cause the Subsidiary to, sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so, other than with the consent of the Secured Party so long as the Lease is in force.

6.2 Change of Jurisdiction of Organization, Relocation of Business or Collateral. Grantor shall not change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral (except as allowed pursuant to Section 6.1) from such address(es) provided to Secured Party without consent of the Secured Party.

6.3 Limitation on Liens on Collateral. Grantor shall not (nor shall it cause the Subsidiary to), directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except the Lien granted to Secured Party under this Security Agreement and Permitted Liens.

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6.4 Taxes, Assessments, Etc. Grantor shall, or shall cause Subsidiary to, pay promptly when due all property and other taxes, assessments and government charges (including license and permit fees) or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral and the assets and operations of the Subsidiary, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

6.5 Voluntary Bankruptcy. Grantor shall not, and shall not cause the Subsidiary, to voluntarily file a petition for bankruptcy or make an assignment for the benefit of creditors without the prior written consent of Secured Party.

6.6 Further Assurances. At any time and from time to time, upon the written reasonable request of Secured Party, and at the sole expense of Grantor, Grantor shall (or shall cause Subsidiary to) promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement.

7. Rights and Remedies upon Default.

7.1 Secured Party’s Rights upon Default. Grantor shall immediately notify Secured Party in writing upon the occurrence of a Default. Regardless of whether Grantor notifies Secured Party of a Default, upon any event of Default, Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement and the Lease, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event, without need for written notice or demand given to Grantor, Secured Party may (i) reclaim, take possession, recover, maintain, lease and sell or lease (in the manner provided herein) the Collateral, and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so). Further, Secured Party may take ownership of the Collateral for its own use, or the use by its assigns.

7.2 Location of Collateral. Grantor further agrees, at the request of Secured Party, to make the Collateral available to Secured Party at places which Secured Party shall reasonably select, whether at Subsidiary or Grantor’s premises or elsewhere. If sold, Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided herein with Grantor remaining liable for any deficiency remaining unpaid after such application. Grantor agrees that Secured Party need not give more than twenty (20) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. If Secured Party elects to take possession and use or otherwise assign the Collateral to its assigns, any obligations under this Security Agreement shall be deemed satisfied.

7.3 Grantor’s Compliance with Collateral. Grantor agrees that in any sale of any such Collateral, whether at a foreclosure sale or otherwise, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental authority, and Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable nor accountable to Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

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7.4 Waiver of Presentment, Demand, Protest or Notice. Except for the notices expressly called for under this instrument or the Lease, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.5 Distribution of Disposition Proceeds. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by a designee of Secured Party in the following order of priorities:

(a) first, to Secured Party in an amount sufficient to pay in full the reasonable costs of Secured Party in connection with such sale, disposition or other realization, including all reasonable fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys’ fees;

(b) second, to Secured Party in an amount equal to the share of the then unpaid Secured Obligations of Secured Party; and

(c) finally, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

(d) Notwithstanding the foregoing, if Secured Party takes ownership of the Collateral for its own use, such possession will constitute full satisfaction of the Secured Obligations and the Grantor will not be entitled to any proceeds nor will the Secured Party have any further claim on the Grantor or Subsidiary for repayment of the Secured Obligations.

7.7 Remedies Not Exclusive. Nothing under this Security Agreement precludes the Secured Party from exercising its rights under any other agreement between the parties before exercising any rights under this Security Agreement.

8. Secured Party Appointed as Attorney-in-Fact. Without limiting any rights or powers granted to Secured Party pursuant to this Security Agreement, applicable law or otherwise, during and for so long as a Default exists, Grantor hereby appoints Secured Party as its attorney-in-fact, with full power and authority in the place and stead of the Subsidiary and in the name of Grantor or otherwise, from time to time in Secured Party’s discretion to take any and all action and to execute, file and record any and all instruments, agreements, and documents which Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation, to receive, endorse and collect all instruments made or payable to Grantor representing any Proceeds in respect of the Collateral or any part thereof and to give full discharge for the same. The appointment set forth in this Section 8 is coupled with an interest and is irrevocable.

9. Secured Party May Perform. If Grantor fails to perform any agreement, covenant, or obligation contained herein, Secured Party may itself perform, or cause performance of such agreement, covenant or obligation and the reasonable expenses and costs of Secured Party incurred in connection therewith shall be payable by Grantor.

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10. Secured Party’s Duties. The powers conferred to Secured Party hereunder are solely to protect Secured Party’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers except for the safe custody of any Collateral or any portion thereof in its possession, and Secured Party shall exercise that standard of care with respect to the Collateral in its possession which they exercise in the administration of its own assets and property.

11. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12. Actions by Secured Party, Waivers and Amendments; Termination.

12.1 Amendments & Waivers. All actions, omissions, and decisions of Secured Party hereunder or any amendment or waiver of this Security Agreement (each called herein “Act of Secured Party”) shall be determined by and require the written consent of Secured Party. Secured Party shall take such actions and execute such documents as may be necessary to confirm or accomplish any Act of Secured Party. None of the terms or provisions of this Security Agreement may be waived or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

12.2 Early Termination of Security Interest. Provided that Grantor has not materially violated any terms of this Security Agreement, the Lease, or any other similar documents, dated of even date herewith, by and between Grantor, Subsidiary, and Secured Party: (i) the security interest granted under Section 2 shall immediately and without further action terminate upon complete satisfaction of the Secured Obligations; and (ii) immediately after the satisfaction of the Secured Obligations, Grantor and Secured Party agree to take such reasonable actions as needed to terminate this Security Agreement and to terminate the security interest granted herein, and to file any UCC-3 termination statement if applicable.

13. Miscellaneous.

13.1 No Waiver; Cumulative Remedies. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law.

13.2 Termination of this Security Agreement. Consistent with Section 12 above, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

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13.3 Successor and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the indebtedness and their respective successors and assigns; provided, however, that, with the exception of assignments by Secured Party, neither this Security Agreement nor any rights or obligations hereunder may be assigned by Grantor without the prior written consent of Secured Party. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to Secured Party hereunder.

13.4 Governing Law. In all respects, including all matters of construction, validity and performance, this Security Agreement and the Secured Obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of Grantor’s jurisdiction of formation.

13.5 Specific Performance. In addition to any and all other remedies that may be available at law, in the event of any breach of this Security Agreement, Secured Party shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

13.6 Remedies Cumulative. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

13.7 Severability. If any term of provision of this Security Agreement is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or party thereof shall be stricken from this Security Agreement, and such provision shall not affect the legality, enforceability or validity of the remainder of this Security Agreement.

13.8 Counterparts; Signatures. This Security Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument. This Security Agreement may be transmitted electronically, and it is the intent of the parties that the PDF copy of any signature shall be deemed an original signature and shall have the same force and effect as an original signature.

13.9 Notice. All notices, requests, demands and other communications provided for in or to be given under this Security Agreement shall be in writing and shall be deemed effectively given in the manner provided by the Lease.

13.10 General Interpretation. The terms of this Security Agreement have been negotiated by the parties hereto and the language used in this Security Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Security Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Security Agreement. No rule of strict construction will be applied against any person.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties has executed this Security Agreement as of the date first set forth above.

GRANTOR

CANNAPHARMARX, INC.
2323414 ALBERTA LTD.

By:
Name: Constantine Nkafu
Title: Authorized Signer

SECUREDPARTY

KOZE INVESTMENTS, LLC, and on behalf of FORMOSA MOUNTAIN LTD.

By:
Name: Elliot Zemel
Title: Authorized Signer

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